UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Allianz Funds

Allianz Funds Multi-Strategy Trust

1633 Broadway

New York, New York 10019

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THIS FILING CONSISTS OF A POSTCARD MAILED TO SHAREHOLDERS OF THE SERIES OF ALLIANZ FUNDS AND ALLIANZ FUNDS MULTI-STRATEGY TRUST RELATED TO THE COMBINED SPECIAL MEETING OF SHAREHOLDERS, HELD VIRTUALLY ON OCTOBER 28, 2020 AND ADJOURNED UNTIL DECEMBER 23, 2020, AND THE RELATED PROXY STATEMENT.

Broadridge Financial Solutions c/o ASC 200 Broadacres Drive, 3rd Fl Bloomfield, NJ 07003

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THIS IS AN IMPORTANT MESSAGE FOR THE SHAREHOLDERS OF ALLIANZ FUNDSAND ALLIANZ FUNDS MULTI-STRATEGY TRUST

A combined Special Meeting of Shareholders of Allianz Funds and Allianz MST has been called for December 23, 2020.

Shareholders are being asked to approve a new management structure for the Funds as outlined in the proxy statement you received in the mail.

You are encouraged to vote your shares FOR the Proposals recommended by the Board of Trustees of the Funds.

How do I participate in the Shareholder Meeting?

[LOGO OF ALLIANZ GLOBAL INVESTORS]

You can vote your shares today by calling 833-934-2736 to speak to a proxy vote specialist between 9 a.m. and 10 p.m. EST

Attention Allianz Funds Shareholders: YOUR VOTE IS NEEDED NOW!

Allianz Global Investors is seeking shareholder approval for a series of changes to the Funds that will allow a transition to a new management structure in line with the strategic partnership between Allianz Global Investors and Virtus Investment Partners (Virtus).

As part of the transition, Virtus would become investment adviser and administrator of certain Funds.

The Board believes this partnership with Virtus is likely to enhance the Funds’ growth opportunities by expanding the Funds’ access and presence in the U.S. retail markets.

The Board of Trustees of the Allianz Funds and Allianz MST recommends you vote FOR the Proposals at the December 23rd Special Meeting of Shareholders.

YOUR VOTE IS IMPORTANT. [LOGO OF ALLIANZ GLOBAL INVESTORS]

Vote NOW by calling 833-934-2736 to speak to a proxy vote specialist between 9 a.m. and 10 p.m. EST